UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2026

Daktronics, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38747	46-0306862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Daktronics Drive
Brookings, SD 57006
(Address of principal executive offices, and Zip Code)
(605) 692-0200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	DAKT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2026, Bradley T. Wiemann, Executive Vice President – Advisor to the CEO, retired from Daktronics, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Amended and Restated Termination Agreement and General Release of Claims entered into in connection with Mr. Wiemann's retirement and previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on February 20, 2026.

Mr. Wiemann served the Company for more than 34 years in various leadership roles, including Interim President and Interim Chief Executive Officer. The Company thanks Mr. Wiemann for his many years of service and significant contributions to the Company and wishes him well in retirement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/ Howard I. Atkins
Howard I. Atkins, Acting Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: September 11, 2026